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                                                      EXHIBIT 99.2





FOR RELEASE:  February 15, 1996, 4:00 PM, PST    Contact: Lauren Halden
                                                          Investor  Relations
                                                          (408) 894-4906

                                                          Holly Campbell
                                                          Public Relations
                                                          (408) 894-5058



                QUANTUM ANNOUNCES CLOSURE OF PRIVATE PLACEMENT OF
                         CONVERTIBLE SUBORDINATED NOTES


         MILPITAS, Calif., February 15, 1996-- Quantum Corporation (NMS:QNTM) announced today that it has completed an issuance of $225,000,000 through the sale of convertible subordinated notes in a private placement to institutional investors and non-U.S. investors. The notes will be convertible into Quantum Common Stock. The securities are not registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold absent registration under the Securities Act and applicable state securities laws or available exemptions from regulations.